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                                                                    Exhibit 10.1

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                                 TRUST AGREEMENT

                                     Between

                              CALIBER SYSTEM, INC.

                                       and

                          BANK ONE TRUST COMPANY, N.A.





                                -----------------

                                  April 30, 1997

                                -----------------

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

                                                 TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
I.         TRUST FUND...........................................................................................  2

II.        PAYMENTS TO TRUST BENEFICIARIES......................................................................  5

III.       THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
                  A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.............................................  8

IV.        PAYMENTS TO COMPANY.................................................................................. 10

V.         INVESTMENT OF TRUST FUND............................................................................. 11

VI.        INCOME OF THE TRUST.................................................................................. 13

VII.       ACCOUNTING BY TRUSTEE................................................................................ 13

VIII.      RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE........................................................ 14

IX.        AMENDMENTS, ETC., TO MANAGEMENT RETENTION AGREEMENTS
           AND EXHIBITS......................................................................................... 19

X.         REPLACEMENT OF TRUSTEE............................................................................... 21

XI.        AMENDMENT OR TERMINATION OF AGREEMENT................................................................ 22

XII.       SPECIAL DISTRIBUTIONS................................................................................ 24

XIII.      GENERAL PROVISIONS................................................................................... 26

XIV.       NOTICES.............................................................................................. 29






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                                 TRUST AGREEMENT
                                 ---------------

         This trust agreement ("Agreement") made as of the 30th day of April, 1997 by and between Caliber System, Inc., an Ohio corporation (the "Company"), and Bank One Trust Company, N.A. (the "Trustee").

                                   WITNESSETH:
                                   -----------

         WHEREAS, certain employees of the Company, or of an affiliate of the Company, listed on Exhibit A (the "Participants") and their beneficiaries may become entitled to benefits under the provisions of certain management retention agreements listed on Exhibit B (the "Management Retention Agreements"), as the same have been or in the future may be amended or restated, or any successor thereto;

         WHEREAS, the Management Retention Agreements provide for certain severance, retention and/or other benefits in the event of a Change in Control (as that term is defined in Section 1.7), and the Company wishes to assure the payment to the Participants and their beneficiaries (the Participants and their respective beneficiaries are collectively referred to as the "Trust Beneficiaries") of amounts due under such agreements (the amounts so payable are collectively referred to as the "Benefits");

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to transfer to the Trust assets which shall be held subject to the claims of the creditors of the Company to the extent set forth in Article III until (i) paid in full to all Trust Beneficiaries as Benefits in such manner and as specified



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in this Agreement unless the Company is Insolvent (as that term is defined below) at the time that such Benefits become payable or (ii) otherwise disposed of pursuant to the terms of this Agreement; and

         WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time as the Company (i) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as amended from time to time, or (ii) is unable to pay its debts as they become due.

         NOW, THEREFORE, the parties establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                  I.       TRUST FUND
                           ----------

         1.1 Subject to the claims of creditors to the extent set forth in
Article III, the Company shall deposit with the Trustee in trust One Hundred Dollars ($100), which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as provided in this Agreement.

         1.2 This Trust shall be irrevocable. In the event that a Change in Control has occurred, the Chief Executive Officer of the Company (the "CEO") or the Secretary of the Company shall notify the Trustee promptly. The Trustee shall be entitled to rely upon such notice as to whether and when a Change in Control has occurred and shall not be required to make any independent verification of a Change in Control.

         1.3 The principal of the Trust and any earnings shall be held in trust separate and apart from other funds of the Company





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and shall be used exclusively for the uses and purposes set forth in this
Agreement. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Benefits. Any rights created under the Management Retention Agreements and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries with respect to the Company. The obligation of the Trustee to pay Benefits pursuant to this Agreement constitutes merely an unfunded and unsecured promise to pay such benefits.

         1.4 (a) The Company may at any time or from time to time make additional deposits of cash or other property as may be acceptable to the Trustee in the Trust, or make provision for cash or other property as may be acceptable to the Trustee to be transferred to the Trust, such as by means of a letter of credit or otherwise, to augment the principal to be held, administered and disposed of by the Trustee, but no payment of all or any portion of the principal of the Trust or earnings shall be made to the Company or any other person or entity on behalf of the Company except as expressly provided in this Agreement.

                  (b) Within 30 days following the occurrence of a Potential Change in Control (as that term is defined in this Section 1.4), the Company shall make a contribution to the Trust that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Benefits and any other amounts payable or reimbursable pursuant to the terms of this Agreement.


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                  (c) Within 30 days after the end of each calendar year ending after a Change in Control, the Company shall make an additional contribution to the Trust that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Benefits and any other amounts payable or reimbursable pursuant to the terms of this Agreement.

                  (d) A "Potential Change in Control" means the occurrence of any of the following events:

                           (i) The Company enters into a letter of intent,
agreement in principle or other agreement, the consummation of which would constitute a Change in Control;

                           (ii) any person (including the Company) makes a
public announcement (including, without limitation, an announcement made by filing a Schedule 13D or Schedule 14D-1 (or any successor schedule, form, report or item), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")) stating a present intention to take actions that, if consummated, would constitute a Change in Control; or

                           (iii) any "person," as such term is used in
Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the combined power of all the voting stock of the Company then outstanding.

                  1.5 Not later than the date of a Change in Control, the Company shall (a) specify the nature, estimated amounts, methods of computation and timing of the Benefits to which each


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Trust Beneficiary may become entitled, subject to Article IX, in an exhibit
("Exhibit C") which shall become a part of this Agreement and be incorporated by this reference, (b) provide any corresponding revisions to Exhibits A and B that may be required and (c) provide the Trustee with copies of the Management Retention Agreements and any amendments.

         1.6 The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and shall be construed accordingly. The purpose of the Trust is to assure that the Company's obligations to the Participants pursuant to the Management Retention Agreements are fulfilled. The Trust is neither intended nor designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         1.7 As used in this Agreement, the term "Change in Control" has the meaning set forth in section 1(d) of the Second Amended and Restated Management Retention Agreement dated March 18, 1997 between the Company and its then CEO.

                  II.      PAYMENTS TO TRUST BENEFICIARIES
                           -------------------------------

         2.1 Provided that the Company is not Insolvent and commencing with the earlier to occur of (a) appropriate notice to the Trustee by the Company, or (b) the date of a Change in Control, the Trustee shall make payments of Benefits to each Trust Beneficiary from the assets of the Trust in compliance and conformity with the terms of the Management Retention Agreements and in accordance with Exhibit C, and subject to Article IX.


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         2.2 The Trustee shall continue to pay Benefits to the Trust
Beneficiaries until the assets of the Trust are depleted, subject to Section
11.2. If any current payment by the Trustee under the terms of this Agreement would deplete the assets of the Trust below the amount necessary to provide adequately for Benefits known to the Trustee to be payable in the future, the Trustee shall nevertheless make the current payment when due. If, after application of the preceding sentence, amounts in the Trust are not sufficient to provide for full payment of the Benefits to which any Trust Beneficiary is entitled as provided in this Agreement, the Company shall make the balance of each such payment directly to the Trust Beneficiary as it becomes due.

         2.3 The Company may make payments of Benefits directly to each or any Trust Beneficiary. The Company shall notify the Trustee of its decision to pay Benefits directly at least 3 days prior to the time amounts are due to be paid to a Trust Beneficiary.

         2.4 Nothing in this Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue such Trust Beneficiary's rights as a general creditor of the Company with respect to Benefits or otherwise, and the rights of each Trust Beneficiary under the respective Management Retention Agreement shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement, except that any payment actually received by any Trust Beneficiary shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to such Management Retention Agreement.


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         2.5 The Trustee shall withhold from any payment to a Trust Beneficiary the amount required by law to be so withheld under federal, state and local tax withholding requirements, and shall pay over to the appropriate government authority the amounts withheld. Unless notified by the Company, the Trustee shall be entitled to treat the payment of any Benefit as "supplemental wages" under Treas. Reg. Section 31.3402(g)-1 or any successor provision and as "supplemental compensation" under applicable state and local withholding tax provisions. On or before the date of a Change in Control, the Company shall furnish the Trustee with a schedule which lists for each Participant the withholding rates then applicable to supplemental wages or supplemental compensation for federal, state and local tax purposes in the event of the termination of each of the Participant's employment with the Company immediately following the Change in Control.


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         III.     THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
                  --------------------------------------------------
                  A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT
                  -------------------------------------------------

         3.1 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of the Company as set forth in this Section 3.1. The Board of Directors of the Company (the "Board") and the CEO shall have the duty to inform the Trustee in writing if either the Board or the CEO believes that the Company is Insolvent. If the Trustee receives a notice in writing from the Board or the CEO stating that the Company is Insolvent or if a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine within 30 days after receipt of such notice whether the Company is Insolvent. In making this determination, the Trustee may engage the outside accountants of the Company, or other qualified accountants, as may be dictated by prudence, to render an opinion as to the solvency of the Company and shall be fully protected under Section 8.7 in relying upon the advice of such accountants. In addition, the Company shall provide the Trustee or its agents, including the outside accountants of the Company, with any information reasonably requested, and otherwise cooperate with the Trustee or its agents in making the determination. Pending such determination, or if the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall discontinue or refrain from making payments to any Trust Beneficiary and hold the Trust assets for the benefit of the general creditors of the Company. The Trustee shall pay any undistributed principal and income in


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the Trust to the extent necessary to satisfy the claims of the creditors of the
Company as a court of competent jurisdiction may direct. If the Trustee has discontinued or refrained from making payments to any Trust Beneficiary pursuant to this Section 3.1, the Trustee shall pay or resume payments to such Trust Beneficiary in accordance with this Agreement if the Trustee has determined that the Company is not Insolvent, or is no longer Insolvent (if the Trustee initially determined the Company to be Insolvent), or pursuant to the order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of Insolvency, or has received notice from the Board, the CEO or a person claiming to be a creditor of the Company alleging that the Company is Insolvent, the Trustee shall have no duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company that has been furnished to the Trustee by any creditor of the Company or by any person (other than an employee or director of the Company) acting with apparent or actual authority with respect to the Company.

         3.2. If the Trustee is precluded from paying Benefits from the Trust assets pursuant to Section 3.1 and such prohibition is subsequently removed, the Trustee shall pay the aggregate amount of all Benefits that would have been paid to the Trust Beneficiaries in accordance with this Agreement during the period of such prohibition, less the aggregate amount of Benefits otherwise paid to any Trust Beneficiary by the Company during any such period, together with interest on the delayed amount


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determined at a rate equal to the rate actually earned (including, without limitation, market appreciation or depreciation, plus receipt of interest and dividends) during such period with respect to the assets of the Trust corresponding to such net amount delayed.

                  IV.      PAYMENTS TO COMPANY
                           -------------------

         4.1 The Company shall have no right or power to direct the Trustee to return any of the Trust assets to the Company before all payments of Benefits have been made to all Trust Beneficiaries as provided in this Agreement.

         4.2 For purposes of this Agreement, the term "Executives" shall mean at all times the CEO, the President, the Chief Financial Officer, the General Counsel and the Vice President (responsible for human resources) of the Company. Notwithstanding the above, after a Change in Control, the term "Executives" shall not mean the persons from time to time holding the positions referred to above, but shall mean those specific persons who constituted the "Executives" immediately prior to the Change in Control. In the event that, following a Change in Control, an Executive resigns from such position or is unable to serve due to death or disability, then the four remaining Executives shall appoint a successor who shall constitute an Executive under this Agreement. Except as otherwise expressly provided, the Executives shall be considered to have "agreed" or "consented" to, or "approved" or "requested", a proposed action or decision under the terms of this Agreement when three or more of the Executives so indicate in writing to the Trustee.


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                  V.       INVESTMENT OF TRUST FUND
                           ------------------------

         5.1 Prior to the date of a Change in Control, the Trustee shall invest and reinvest the assets of the Trust as the Company shall prescribe in writing from time to time.

         5.2 On or after the date of a Change in Control, or in the absence of the instructions from the Company specified in Section 5.1, the provisions of this Section 5.2 shall apply to the investment of the Trust assets. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include, without limitation, market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust.

         5.3 The Trustee shall have the sole power to invest the assets of the Trust, in accordance with the provisions of Sections 5.1 and 5.2. The Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of principal or income due to the liquidation of any investment that the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement. The Trustee shall have the right to invest assets of the Trust for short-term investment periods, pending distribution, or long-term investment of such assets, as the Trustee may deem proper in the


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circumstances. In addition, the Trustee shall have the authority, in its sole discretion:

                  (a) to invest and reinvest the Trust assets in any kind of real or personal property without regard to any law restricting investment by trustees, including, but not limited to, securities of any open-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended, which would be regarded by prudent businessmen as a safe investment. The fact that the Trustee, any affiliate of the Trustee or any affiliate of BANK ONE CORPORATION is providing services to and receiving remuneration from the foregoing investment company or trust as investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude the Trustee from investing in the securities of such investment company or investment trust.

                  (b) to invest and reinvest or otherwise deposit the Trust assets in savings accounts, time deposit accounts, certificates of deposit, money market funds, or other evidences of deposit issued by Trustee and/or any other national bank, savings and loan institution, state member bank, state non-member bank, or other depository institution which now or in the future is an affiliate or subsidiary of Trustee or of BANK ONE CORPORATION.

         5.4 In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests.


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The Trustee is not authorized and shall not disclose the name, address, or security positions of the beneficial owners of the Trust in response to requests concerning shareholder communications under Section 14 of the Securities Exchange Act of 1934, the rules and regulations thereunder, or any similar statute, regulation, or rule in effect from time to time.

                  VI.      INCOME OF THE TRUST
                           -------------------

         6.1 During the continuance of this Trust, all net income of the Trust shall be retained in the Trust.

                  VII.     ACCOUNTING BY TRUSTEE
                           ---------------------

         7.1 The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed upon in writing by the Company and the Trustee. Within 60 days following the close of each calendar year that includes or commences after the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), the Trustee shall render to the Company an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to the Company on a quarterly basis (or as the Company shall direct from time to time) and in a timely manner such information regarding the Trust as the Company shall require for purposes of preparing its statements of financial condition. Upon the written request of the Company or, on or


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after the date of a Change in Control, an Executive, the Trustee shall deliver to the Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made to the Trust by the Company.

            VIII. RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE
                  ---------------------------------------------

         8.1 The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         8.2 In addition to and without limiting any other provision of this Agreement, on or after the date of a Change in Control, the Trustee shall, in its sole discretion, based upon the information furnished to it by the Company and/or the Participants and any additional information that it may reasonably request, (a) make all decisions regarding whether a Trust Beneficiary is eligible for the payment of Benefits, the nature, amount and timing of such benefits, and any other decisions pertinent to the exercise of the Trustee's duties and responsibilities under this Agreement, and (b) exercise any power or discretion granted pursuant to the Management Retention Agreements to the Board, any committee of the Board, or to any other committee, entity or person. On or before the date of a Change in Control, the Company shall furnish the Trustee with calculations and supporting schedules showing in detail the payments required under this Agreement in the event of the termination of each of the Participant's employment with the Company immediately following the Change in Control, and at any


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time thereafter. The Trustee shall determine amounts due under this Agreement in a manner consistent with these calculations and supporting schedules. In connection with the exercise of the duties, responsibilities, power and discretion of the Trustee under this Agreement, the Trustee may employ legal counsel to aid its determinations and shall be fully protected under Section 8.7 in relying upon the advice of counsel in making such determinations.

         8.3 If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part of such property, then and in any of such events the Trustee shall be authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Trust Beneficiary by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

         8.4 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company or any

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Executive or Trust Beneficiary contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust assets solely in the interest of the Trust Beneficiaries and for the exclusive purpose of assuring that, to the extent of available Trust assets, and in accordance with the terms of this Agreement, all payments of Benefits are made when due to the Trust Beneficiaries.

         8.5 The Trustee may consult with legal counsel (who shall not be counsel for the Company) to be selected by it.

         8.6 The Trustee shall be entitled to compensation for its services as set forth in Schedule A attached hereto and made a part hereof (the "Fee Schedule"), for reimbursement of its out of pocket expenses as provided in this Agreement, and for all other necessary and proper disbursements made or incurred by the Trustee in the performance of its duties and obligations under this Agreement. The Company shall promptly pay or reimburse the Trustee for the payment of any expense or liability incurred by the Trustee in connection with the performance of its duties, including but not limited to the following payments on the account of the Company: delivery charges, insurance, interest, taxes, management, accountant and legal fees, and other operating expenses of the Trustee. Such compensation and reimbursement shall be paid in the manner provided by Section 8.7.

         8.7 The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and

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fees and disbursements of counsel to the Trustee and any taxes imposed on the
Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses), and the Company agrees to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under
Section 8.6 or this Section 8.7 shall be paid by the Company promptly upon demand by the Trustee or, in the event that the Company fails to make such payment within 30 days of such demand, from the Trust assets. In the event that payment is made to the Trustee from the Trust assets, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to Section 8.6 or this Section 8.7. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 8.6 or this Section 8.7. The Company's indemnity shall be a continuing obligation of the Company, its

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successors and assigns, notwithstanding the termination of this Agreement.

         8.8 The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property it holds, either in person or by general or limited proxy, power of attorney or other instrument.

         8.9 The Trustee may hold securities in bearer form and may register securities and other property held in the Trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of, property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust.

         8.10 The Trustee may exercise all rights appurtenant to any letter of credit made payable to the Trustee of the Trust for the benefit of the Trust in accordance with the terms of such letter of credit.

         8.11 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, who may be agents, accountants, actuaries, investment advisors, financial consultants, or otherwise act in a professional capacity, as the case may be, for the Company or with respect to any Management Retention Agreement, to assist the Trustee in performing any of its duties.

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         8.12 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise in this Agreement.

         8.13 Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts in accordance with the procedures set forth in Section 7.1, which may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                  IX. AMENDMENTS, ETC., TO MANAGEMENT RETENTION AGREEMENTS AND EXHIBITS
                           -----------------------------------------

         9.1 On or after the date of a Change in Control, the provisions of this Section 9.1 shall apply.

                  9.1.1 Not later than 45 calendar days after the end of each calendar year and at such other time as may in the judgment of the Company be appropriate in view of a change in circumstances, the Company and each Participant shall agree upon and furnish any amendment to Exhibit C (but only with respect to such Participant's Benefits) as shall be required to reflect:

                  (a) any required change in the amounts of Benefits as a result of any change in such Participant's compensation (or otherwise) during the prior calendar year, or

                  (b) any amendment, restatement or other change in or to the Management Retention Agreements, which agreements to amendments to such Exhibit C shall be furnished to the Trustee by the Company or the Participants and thereafter be deemed to be a


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part of this Agreement; provided, however, that in the event of the failure of the Company and any Participant to reach such agreement, the provisions of
Section 9.1.2 shall control.

                  9.1.2 The Company shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor to any of the Management Retention Agreements. Upon written notification to the Trustee by the Company or any Participant of the failure of the Company and such Participant to agree as provided in Section 9.1.1, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (a) recompute the amount payable in accordance with Exhibit C to any Trust Beneficiary, and (b) notify the Company and the Participant in writing of its computations. In making these determinations, the Trustee may employ legal counsel and shall be fully protected under Section 8.7 in relying upon the advice of counsel in relying on such determinations. Thereafter, this Agreement and all Exhibits shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of the Company to furnish any such amendment, restatement, successor or compensation information shall in no way diminish the rights of any Trust Beneficiary.

         9.2 Amendments to Exhibit A (and directly corresponding amendments to Exhibit B) that modify one or more lists of Participants shall be made only in accordance with Section 1.5. No amendment to Exhibit A (and no amendment to Exhibit B that would delete a Participant in a Management Retention Agreement)

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may be made on or after the date on which a Change in Control occurs, except in accordance with Article XI.

                  X.       REPLACEMENT OF TRUSTEE
                           ----------------------

         10.1 The Trustee may resign and be discharged from its duties after providing not less than 90 days' notice in writing to the Company. On or after the date of a Change in Control, the Trustee shall also provide notice of its resignation to all of the Executives. Prior to the date of a Change in Control, the Trustee may be removed at any time upon notice in writing by the Company. On or after such date, removal shall also require the agreement of the Executives. Prior to the date of a Change in Control, a replacement or successor trustee shall be appointed by the Company. On or after such date, appointment shall also require the agreement of the Executives. No such removal or resignation shall become effective until the effectiveness of the acceptance of the trust by a successor trustee designated in accordance with this Article
X. If, after making reasonable efforts to appoint a successor trustee, the Trustee has been unable to do so, the Trustee shall petition a court of competent jurisdiction to appoint a successor trustee. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who after such time shall for all purposes of this Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file with the Company and, after the Trust becomes irrevocable, all of the Executives, a written statement or statements of accounts and proceedings as provided in Section 7.1 for the period since the last previous accounting of the Trust.

                    XI.    AMENDMENT OR TERMINATION OF AGREEMENT
                           -------------------------------------

         11.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company; provided, however, that no amendment shall have the effect of (a) making the Trust revocable or (b) altering Section 11.2.

         11.2 The Trust shall terminate upon the earliest to occur of (i) a joint determination by the Trustee and the Executives made on or after the fifth anniversary of a Change in Control that no Trust Beneficiary is or will be entitled to any further payment of Benefits or (ii) such time as the Trustee shall have received consents from all of the Executives to the termination of this Agreement. Notwithstanding the previous sentence, if payments under an Management Retention Agreement with respect to any Trust Beneficiary are the subject of litigation or arbitration, the Trust shall not terminate and the funds held in the Trust with respect to such Trust Beneficiary shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that no Management Retention Agreement is the subject of such litigation or arbitration unless the Trustee receives written notice from a Trust Beneficiary or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from a Trust Beneficiary as to the final resolution of such litigation or arbitration.

        11.3 Upon a termination of the Trust as provided in Section 11.2, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Agreement as of such date of termination, shall be returned to the Company. Delivery and release of Trust assets shall be made provided the Trustee shall have no liability for shipping or insurance costs associated therewith and full payment has been made to Trustee of all of its compensation, costs, expenses and other amounts hereunder.

                    XII.          SPECIAL DISTRIBUTIONS
                                  ---------------------

        12.1 It is intended that (a) the creation of, and transfer of assets to the Trust will not cause any of the Plans to be other than "unfunded" for purposes of title I of ERISA; (b) transfers of assets to the Trust will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers cause a currently taxable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (c) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includible as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Trust Beneficiary by the Trustee.

        12.2 Notwithstanding anything to the contrary contained in any Plan, if the Trustee obtains an opinion of tax counsel selected by the Trustee to the effect that based upon any of the following occurring after the date of this
Agreement:

                    (a) change in the federal tax or revenue laws, (b) a decision in a controlling case, (c) a published ruling or similar announcement issued by the Internal Revenue Service, (d) a regulation issued by the Secretary of the Treasury, (e) a decision by a court of competent jurisdiction involving a Trust Beneficiary, or (f) a closing agreement made under section 7121 of the Code, or any successor provision thereto, that is approved by the Internal Revenue Service and involves a Trust Beneficiary, it is more likely than not that an amount is includible in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amount would, but for this Section 12.2, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then the Trustee shall distribute to each affected Trust Beneficiary an amount equal to the amount which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto which are attributable to amounts that are so includible in the gross income of such Trust Beneficiary. The Trustee shall seek such an opinion of tax counsel if and only if requested to do so by the Executives.

        12.3 Notwithstanding anything to the contrary contained in any Plan, if a Trust Beneficiary provides evidence satisfactory to the Trustee demonstrating that, as a result of an assertion by the Internal Revenue Service, a final nonappealable binding determination has been made with respect to a taxable year of such Trust Beneficiary that an amount is includible in the gross income of such Trust Beneficiary in a taxable year that is prior to the taxable year in which such amount would, but for this Section 12.3, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then the Trustee shall distribute to such Trust Beneficiary an amount equal to the amount which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto which are attributable to amounts that are so includible in the gross income of such Trust Beneficiary.

                    XIII.  GENERAL PROVISIONS
                           -------------------

        13.1 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

        13.2 Each Exhibit referred to in this Agreement shall become a part of this Agreement and is expressly incorporated by reference.

        13.3 This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

        13.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

        13.5 In the event that any provision of this Agreement or the application of any provision to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each provision of this Agreement shall be valid and enforced to the maximum extent permitted by law.

        13.6 (a) The preamble to this Agreement shall be considered a part of the agreement of the parties as if set forth in a section of this Agreement.

             (b) The headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        13.7 The right of any Trust Beneficiary to any benefit or to any payment may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by any Trust Beneficiary. to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Trust Beneficiary.

        13.8 Any dispute between the Participants and the Company or the Trustee as to the interpretation or application of the provisions of this Agreement and amounts payable may, at the election of any party to such dispute (or, if more than one Participant is such a party, at the election of two-thirds of such Participants), be determined by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 8.7.

        13.9 Each Participant is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions with the same force and effect as if such person had been a party to the Agreement.

        13.10 The Trustee shall be permitted to withhold from any payment due to a Participant the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on reasonable instructions from the Company as to any required withholding and shall be fully protected under Section 8.7 in relying on such instructions.

        13.11 Notwithstanding any other provision, the parties' respective rights and obligations under Section shall survive any termination or expiration of this Agreement.

        13.12 The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities or communication services; accidents; labor disputes; acts of civil or military authority; governmental action; or inability to obtain labor, material, equipment or transportation.

        13.13 The Company shall provide, and the Trustee shall receive, a certified resolution of the Board of Directors of the Company as conclusive proof of the names and authority of the persons entitled to act hereunder, including Committee members, if applicable.

                    XIV.   NOTICES
                           -------

        14.1 For all purposes of this Agreement, any communication, including without limitation, any notice, consent, report, demand or waiver required or permitted to be given shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when hand delivered or dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched), or two business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

         If to the Company, to:     Caliber System, Inc.
         ----------------------     3560 West Market Street
                                    Akron, Ohio  44333
                                    Attention: Secretary

         If to the Trustee, to:     Bank One Trust Company, N.A.
         ----------------------     50 South Main Street
                                    Akron, OH  44308
                                    Attention: Paul J. Kipfstuhl

         If to a Participant, to:   the address of such Participant as
         ------------------------   listed next to such Participant's
                                    name on Exhibit A,


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



provided, however, that if any party or such party's successors shall have designated a different address by notice to the other parties, then to the last address so designated.

         IN WITNESS WHEREOF, the Company and the Trustee caused this Agreement to be executed on its behalf as of the date first above written.

Attested                            CALIBER SYSTEM, INC.

By:                                 By:
   -------------------------           -------------------------------
   Its:                                Its:
       ---------------------               ---------------------------

Attested                            BANK ONE TRUST COMPANY, N.A.

By:                                 By:
   -------------------------           -------------------------------
   Its:                                Its:
       ---------------------               ---------------------------

                                       30